U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 11, 2007

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

  Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

108-2419 Bellevue Ave. West Vancouver, B.C. V7V 4T4 Canada

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number (604)-913 2386

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Item 3.03 Material Modification to Rights of Security Holders.

On July 11, 2007, the Company filed with the Nevada Secretary of State a Certificate of Amendment to its Articles of Incorporation (“Certificate of Amendment”).

The Certificate of Amendment (i) increased the Company’s authorized shares of common stock from 400,000,000 shares to 800,000,000 shares and (ii) authorized the creation of 1,000,000 shares of preferred stock, in one or more classes, having such designations, preferences, and relative, participating, optional, or other rights (including preferential voting rights), and qualifications, limitations, and/or restrictions thereof, all as may be determined by from time to time by the Board of Directors of the Corporation. This type of preferred stock is known as “blank check” preferred.

A consent of stockholders holding in excess of a majority of the voting power approved the Certificate of Amendment on March 19, 2007.

For more information on this matter, please refer to the Company’s Definitive Information Statement filed with the Securities and Exchange Commission on June 6, 2007.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

/s/ Dennis Robinson

July 17, 2007

Secretary and Treasurer

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